UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	January 31, 2005

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Pacific Avenue, Suite 222, San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(415) 733-4000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement
SIGNATURES

Item 1.01 Entry Into A Material Definitive Agreement

On January 31, 2005, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of ABM Industries Incorporated (the “Company”) authorized the payment of annual bonus awards to each of the Company’s executive officers (or the independent directors of the Board of Directors of the Company on the recommendation of the Compensation Committee in the case of Henrik C. Slipsager) in respect of the year ended October 31, 2004. The employment agreements of the named executive officers, determined by reference to fiscal year 2004 (the “Named Executive Officers”) provide for 2004 bonuses based on pre-tax profits of ABM on a consolidated basis, pre-tax profits of operating subsidiaries employing the executives, or a target percentage of base salary, in each case subject to modification based on individual performance. William T. (“Terry”) Petty’s 2004 bonus was guaranteed at $131,250. The bonus awards are set forth in the table below.

Henrik C. Slipsager	2004	$234,549
President & Chief
Executive Officer

Jess E. Benton	2004	$76,429
Executive VP

James P. McClure	2004	$179,937
Executive VP of ABM
and President of ABM
Janitorial Services

William T. (“Terry”) Petty	2004	$131,250
Executive VP & Chief
Operating Officer

Steven M. Zaccagnini	2004	$108,150
Senior VP of ABM
and President of ABM
Facility Services

On January 31, 2005, the Board of Directors approved amendments to the employment agreements for James P. McClure and Steven M. Zaccagnini, which established 2005 target bonuses representing a percentage of base compensation in the following amounts: Mr. McClure, 40% of base compensation and Mr. Zaccagnini, 33% of base compensation, in each case subject to performance modifiers of 0 to 150% based upon the financial performance of operating subsidiaries of ABM employing such executive and individual performance during the year. The employment agreements of Henrik C. Slipsager and William T. (“Terry”) Petty, which call for 2005 target bonuses of 50% of base compensation, subject to performance modifiers of 0 to 150%, remain unchanged.

Effective January 31, 2005, Jess E. Benton retired as an officer and employee of the Company. The Company has entered into a one-year consulting agreement with Mr. Benton effective February 1, 2005, under which the Company will pay Mr. Benton $8,333 per month.

On February 4, 2005, the Compensation Committee approved an increase to the annual base salary (effective as of November 1, 2004) of Mr. Zaccagnini from $309,000 to $319,815.

Base salaries of the Company’s other Named Executive Officers did not change.

Additional information regarding the compensation arrangements of the Named Executive Officers, as well as information with respect to information considered by the Compensation Committee in making salary and bonus determinations or recommendations for 2004 and 2005 will be included in the proxy statement for the Company’s 2005 Annual Meeting of Stockholders, which is expected to be filed with the Securities and Exchange Commission no later than February 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: February 4, 2005	By:	/s/ Linda S. Auwers
Linda S. Auwers
Senior Vice President and General Counsel